Exhibit 10.60

AMENDMENT No. 1
TO
CERTAIN OUTSTANDING
RESTRICTED STOCK UNIT AWARD AGREEMENTS

This Amendment is effective as of November 8, 2023 and applies to those outstanding, unvested award agreements of Restricted Stock Units granted by Lincoln National Corporation under the terms of the Lincoln National Corporation 2020 Incentive Compensation Plan effective June 11, 2020 or the Lincoln National Corporation 2014 Incentive Compensation Plan effective May 22, 2014, respectively (“Original Agreements”) that are listed on Appendix A attached hereto and incorporated by reference.

Paragraph 2 of the Original Agreements are hereby amended with the addition of new subparagraph (f) and revisions to the last two paragraphs of Paragraph 2 to read as follows:

* * * *
“(f)    Pro-rata as of the date of a ‘change of control,’ within the meaning of section 409A of the Internal Revenue Code of 1986 as amended, of an LNC Subsidiary or Affiliate employing the Grantee.

The number of RSUs vesting pro-rata upon the event described in Subparagraphs 2(e) or 2(f) shall be calculated by taking a fraction where the denominator is equal to the number of days during the three-year period beginning on the Grant Date and ending on the third anniversary of the Grant Date (such three-year period, the “Vesting Period”), and the numerator is equal to the number of days that the Grantee provided Service during the Vesting Period, with this award multiplied by such fraction (rounding up the nearest whole RSU).

    In the event that Grantee has a Separation from Service prior to the vesting of RSUs as set forth above, other than under the circumstances described in Subparagraphs 2(b) through (f), the RSUs shall be forfeited and automatically transferred back to LNC. Upon forfeiture, Grantee shall have no further rights in such RSUs or Shares deliverable pursuant to an RSU granted hereunder.”

IN WITNESS WHEREOF, Compensation Committee of the Lincoln National Corporation Board of Directors has adopted this Amendment as of the effective date set out above.

APPENDIX A

RESTRICTED STOCK UNIT AWARD AGREEMENTS
SUBJECT TO AMENDMENT No. 1

Restricted Stock Unit (RSU) Grant Date	Award Agreement Grant Plan ID(s)
2/17/2021	178, 180, 183, 184
2/18/2021	178
5/7/2021	178
6/2/2021	183, 185, 186
8/17/2021	183, 186, 187
11/10/2021	183, 186
2/16/2022	178, 180, 189, 192, 195, 196, 197, 199
5/26/2022	192, 204, 207, 208, 210
8/10/2022	213, 216, 217, 218, 219
11/9/2022	220, 221
12/5/2022	223, 225, 227
2/15/2023	229, 232, 235, 238, 244, 246, 247, 248
5/24/2023	238, 249, 250, 251, 252, 253, 254, 255, 256, 257
8/9/2023	238, 248, 251, 258